Exhibit 99(j)(1)

Consent of Independent Registered Public Accounting firm

The Board of Trustees and Shareholders of The Reserve Short-Term Investment Trust:

We consent to the reference to our firm under the heading “Independent Registered Public Accounting Firm” included in this statement of additional information.

July 29, 2008